EXHIBIT 10.6

To: Kevin P. Madden

From: D. Raymond Riddle

Re:  Notice Regarding and Amendment to Your Continuity Agreement Dated December 1, 2003

Date: February 24, 2006

Pursuant to Section 2.1 of the Continuity Agreement among you, AGL Resources Inc. (the “Company”) and AGL Services Company, dated December 1, 2003 (the “Agreement”) this notice is being furnished to inform you that the Agreement will not be extended beyond the last date of its now current Term, November 30, 2007.

In addition, pursuant to Section 7.6 of the Agreement, and in consideration of ten dollars ($10.00) to be paid to you and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sections 1.16(a) and 1.16(b) of the Agreement are hereby amended in their entirety to read as follows:

(a)
any material diminution in the Executive’s position, duties or responsibilities with the Company or one of its subsidiaries or any change that would constitute a material adverse alteration in the Executive’s duties, responsibilities or other conditions of employment, from those in effect as of the earliest of the date of the Announcement, the date of a Change in Control or the date of the Consummation of a Change in Control Transaction; provided, that, for this purpose, it shall be a material diminution of Executive’s position if the Executive does not report directly to the Company’s Chief Executive Officer;

(b)
any adverse change in the Executive's rate of annual base salary or annual incentive compensation opportunity (i.e., annual cash bonus opportunity under the Annual Incentive Plan or a successor plan) from the rate of annual base salary and annual incentive compensation opportunity in effect as of the earliest of the date of the Announcement, the date of a Change in Control or the date of the Consummation of a Change in Control Transaction;

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment and Notice to be effective as of the date and year first written above.

COMPANY:

AGL RESOURCES, INC.

By:  /s/ D. Raymond Riddle
Title: Interim Chairman and Chief Executive Officer

EXECUTIVE:

/s/ Kevin P. Madden
SIGNATURE

[THIS DOCUMENT HAS BEEN EXECUTED IN DUPLICATE.]